Exhibit 99.1

Ixia Announces Certain First Quarter 2014 Preliminary Financial Results

• Announces Second Quarter 2014 Preliminary Financial Information

• Hosts Business Update Conference Call and Webcast

CALABASAS, CA, August 5, 2014 — Ixia (Nasdaq: XXIA) today reported its preliminary financial results for the first quarter ended March 31, 2014.

Total revenue for the 2014 first quarter is expected to be approximately $114 million, compared with our previous estimate of between $109 million to $113 million and compared with $121 million reported for the 2013 first quarter. The 2014 first quarter includes approximately $11 million in revenue from Net Optics, Inc. (“Net Optics”), which was acquired in December 2013.

On a GAAP basis, the company expects to report a net loss for the 2014 first quarter of approximately $18 million, or $0.24 loss per share, compared with net income of $7.8 million, or $0.10 earnings per diluted share, for the 2013 first quarter. Non-GAAP net income for the 2014 first quarter is expected to be approximately $5 million, or $0.06 earnings per diluted share, compared with non-GAAP net income of $19.7 million, or $0.24 earnings per diluted share, for the 2013 first quarter.

Additional non-GAAP information and a reconciliation of Ixia’s non-GAAP measures to the most directly comparable GAAP measures for the 2014 and 2013 first quarters may be found in the attached financial tables.

“Our first quarter revenue was impacted by lower than expected Network Visibility Solutions (NVS) bookings due to the sales integration activities related to our Net Optics acquisition and lower spending from our key service provider customers in North America, continued challenging market trends in some segments of the test market, and a larger than expected mix of warranty and Application Threat Intelligence subscription bookings as part of our total bookings,” commented Errol Ginsberg, Ixia’s chairman and acting chief executive officer.

Ginsberg continued, “Driven primarily by the investments we have made in our key focus areas, which are mobility, applications and security, virtualization, and visibility, we believe we have maintained our market leadership even though the slowdown in market spending has impacted our results. We are confident in the long-term growth prospects of our business but given the current market dynamics, we have initiated an expense reduction program to better align our cost structure with our top-line. We have a unique position in networking as our leading end-to-end product portfolio gives Ixia the ability to bring a holistic approach to monitoring, assessment and security across mobile, virtualized, cloud and wireline networks. We believe this valuable vantage point gives Ixia a solid foundation to deliver growth when the spending environment improves.”

Ixia ended the 2014 first quarter with approximately $92 million in cash, cash equivalents and investments, compared with $86 million at December 31, 2013.

Cost Reduction Program

On August 1, 2014, the company committed to and implemented a company-wide restructuring initiative to better align the company’s operating costs with its business opportunities. The restructuring plan includes the elimination of approximately 5% to 6% of the company’s employee base as of June 30, 2014. The company expects that the reduction in staffing will be substantially completed by September 30, 2014. The company’s restructuring initiative will also include the elimination of currently open replacement positions as well as previously planned new headcount additions, the rationalization of certain facility costs and the reduction of other discretionary costs.

Second Quarter Preliminary Financial Information

Ixia is in the early stages of closing its second quarter financials and expects to report its full second quarter results by September 12, 2014. Therefore, the company’s second quarter financial information provided below is preliminary and subject to change during the normal financial close process.

Ixia currently expects second quarter revenue to be in the range of $109 million to $113 million, reflecting continued reduced bookings from our largest service provider customers for our visibility products and mobility infrastructure solutions, challenging market conditions in the routing and switching test markets and lower than expected orders from large network equipment manufacturers. For the second quarter of 2014, the company expects to report GAAP net loss per dilutive share in the range of $0.16 to $0.20 and non-GAAP earnings per diluted share in the range of $0.01 to $0.05.

SEC Filings Update

As previously announced, in July 2014, a Nasdaq hearings panel determined to continue the listing of the company’s common stock provided that by September 12, 2014 the company becomes current in its periodic filings with the Securities and Exchange Commission and demonstrates compliance with all other requirements for continued listing. The company is working diligently to file its quarterly reports on Form 10-Q for the first and second quarters of 2014 by the end of the extension period.

Conference Call and Webcast Information

Ixia will host a conference call on Tuesday, August 5, 2014 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss the company’s expected financial results for the 2014 first and second quarters and the company’s business update. Open to the public, interested parties may access the call by dialing (804) 681-3728. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for at least 30 days.

Non-GAAP Information

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (i.e., non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds and expenses from certain legal and contractual settlements, expenses relating to internal investigations and any related remediation efforts, the restatement of our financial statements for the first quarter of 2013 and for the three and six months ended June 30, 2013, and the securities class action against the company and certain of its current and former officers and directors as well as shareholder derivative actions, stock-based compensation expenses, acquisition and other related costs, restructuring expenses, the amortization of acquisition-related intangible assets, and the related income tax effects of these items, as well as certain other non-cash income tax impacts such as changes in the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below in the attached financial tables.

About Ixia

Ixia develops amazing products so its customers can connect the world. Ixia helps its customers provide an always-on user experience through fast, secure delivery of dynamic, connected technologies and services. Through actionable insights that accelerate and secure application and service delivery, Ixia’s customers benefit from faster time to market, optimized application performance and higher-quality deployments. Learn more at http://www.ixiacom.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding the company’s financial results for the 2014 first and second quarters, the cost reduction program, the company’s filing with the SEC of its quarterly reports on Form 10-Q for the 2014 first and second quarters and future business. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause the actual results to differ materially from the results predicted include, among others, the completion of our financial close processes for the 2014 first and second quarters, the risk that the company will not realize all of the expected benefits of the cost reduction program, the company’s ability to implement the cost reduction program as currently planned, whether the company will be in a position to regain compliance by September 12, 2014 with the Nasdaq listing rule that requires the timely filing of the company’s periodic financial reports with the SEC, the risk that the anticipated benefits and synergies of our 2012 acquisitions of Anue and BreakingPoint and our 2013 acquisition of Net Optics will not be realized, changes in the global economy, competition, consistency of orders from significant customers, our success in developing and producing new products, our success in developing new sales channels and customers, market acceptance of our products, war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain and/or impact the delivery of our products. Such factors also include those factors identified in our Annual Report on Form 10-K for the year ended December 31, 2013, and in our other filings with the SEC. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Contact:

The Blueshirt Group

Maria Riley, Investor Relations

Tel: 415-217-7722

IXIA

Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2014	2013
GAAP net (loss) income	$(18,451)	$7,820
Adjustments:
Stock-based compensation(a)	4,818	6,879
Amortization of intangible assets(b)	12,635	10,138
Acquisition and other related(c)	1,932	1,272
Restructuring(d)	3,564	58
Investigations, shareholder litigation and related matters(e)	5,157	—
Legal and contract settlements and other(f)	—	(309)
Inventory adjustments(g)	1,393	—
Income tax effect (h)	(5,986)	(6,205)

Non-GAAP net income	$5,062	$19,653

GAAP diluted (loss) earnings per share	$(0.24)	$0.10
Adjustments:
Stock-based compensation(a)	0.06	0.09
Amortization of intangible assets(b)	0.16	0.13
Acquisition and other related(c)	0.02	0.02
Restructuring(d)	0.05	—
Investigations, shareholder litigation and related matters (e)	0.07	—
Legal and contract settlements and other(f)	—	0.00
Inventory adjustments(g)	0.02	—
Income tax effect(h)	(0.08)	(0.08)
Convertible senior notes(i)	—	(0.02)

Non-GAAP diluted earnings per share	$0.06	$0.24

Shares used in computing GAAP diluted earnings per common share	76,951	76,919
Effect of reconciling item(i)(j)	1,080	10,337

Shares used in computing non-GAAP diluted earnings per common share	78,031	87,256

Three Months Ended
June 30, 2014

Reconciliation GAAP diluted (loss) earnings per share to Non-GAAP diluted earnings per share

Loss per share, GAAP	$(0.20) - $(0.16)
Amortization of intangible assets(b)	0.16 – 0.16
Acquisition and other related, restructuring costs, and other(c)(d)(e)	0.14 – 0.13
Stock-based compensation(a)	0.06 – 0.07
Income tax effect(h)	(0.15) – (0.15)

Diluted earnings per share, Non-GAAP	$0.01 - $0.05

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Anue Systems, Inc., BreakingPoint Systems, Inc., and Net Optics, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(c)	This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting, tax, due diligence, valuation and other related services, amortization of deferred compensation, consulting fees, required regulatory costs, certain employee, facility and infrastructure costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents costs associated with our restructuring/reorganization plans. During the fourth quarter of 2013, we initiated a plan to restructure certain of our operations related to our test products. In the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. These restructuring costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, as well as costs incurred to exit certain facilities. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This reconciling item for the first quarter of 2014 represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the June 2014 restatement of our financial statements for the first quarter of 2013 and for the three and six months ended June 30, 2013, and (iii) the securities class action against the company and certain of its current and former officers and directors as well as shareholder derivative actions. These costs consisted primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(f)	This reconciling item for the first quarter of 2013 represents $1.2 million of proceeds from the settlement of a previous legal matter, partially offset by $846,000 of costs incurred related to the April 2013 restatement of certain of our previously filed financial statements. We believe that by excluding these non-recurring items, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(g)	This reconciling item represents the amortization of the purchase price accounting adjustment related to the fair value of inventory as a result of our acquisition of Net Optics, Inc. While we may have additional amortization charges in the future resulting from purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(h)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (f), and (g), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.
(i)	This reconciling item for the non-GAAP diluted earnings per share calculation includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations for the first quarter of 2013.
(j)	This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.